ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080200856-61
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/24/2008 3:00 PM
	Entity Number E0189102008-0

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	NET PROFITS TEN INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Ruth Navon Name 2300 West Sahara Avenue, Suite 800 — Las Vegas — Nevada 89102 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 — Par value per share: $ .0001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Gilad David Name Jerusalem Street, Unit 7 Block 2 — Or Akiva, ISRAEL Street Address — City — State — Zip Code 2. Fouad Dasuka Name 37 4th Street — Fureidif Israel 3898 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Mimi Sanik — X [signature] Name — Signature 20 Robert Pitt Drive, Suite 214 — Monsey — NY — 10952 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X /s/ Ruth Navon — 3/24/08 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
NET PROFITS TEN INC.

8. The governing board of Net Profits Ten Inc. (the "Corporation") shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Board of Directors of the corporation shall consist of two directors. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

9. (a) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

(b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

(c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

(d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

10. The Corporation shall have perpetual existence.

11. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

12. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered

by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

13. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120731276-81
	Filing Date and Time: 10/29/2012 8:00 AM
	Entity Number: E0189102008-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Net Profits Ten, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3

The authorized capital stock of the corporation shall consist of 500,000,000 shares of common stock, par value $0.0001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.19%

4. Effective date and time of filing: (optional) Date: 11/08/12 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120748434-55
	Filing Date and Time 11/01/2012 11:35 AM
	Entity Number E0189102008-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Net Profits Ten, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I

The name of the Corporation shall be: WORLD MOTO, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.19%

4. Effective date and time of filing: (optional) Date: 11/12/12 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140813995-62
	Filing Date and Time 12/18/2014 9:00 AM
	Entity Number E0189102008-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

World Moto, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3

The authorized capital stock of the Corporation shall consist of 1,000,000,000 shares of common stock, par value $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.93%

4. Effective date and time of filing: (optional) Date: 1/18/2015 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150163095-02
	Filing Date and Time 04/09/2015 11:32 AM
	Entity Number E0189102008-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

World Moto, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3

The authorized capital stock of the Corporation shall consist of 2,000,000,000 shares of common stock, par value $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.04%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150452326-30
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/13/2015 1:44 PM
	Entity Number E0189102008-0

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

World Moto, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Pursuant to the authority invested in the Board of Directors by the Articles of Incorporation and out of the Corporation's preferred stock, $0.0001 par value per share, authorized therein, 5,000,000 shares of the preferred stock by and hereby are, created and designated as "Series A Convertible Preferred Stock" and the voting powers, preferences and relative, participating, option and other special rights of the shares of Series A Convertible Preferred Stock, and the qualifications, limitations, and restrictions of such shares, are included in Exhibit A attached herewith.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WORLD MOTO, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

The undersigned, Paul Giles, hereby certifies that:

1. He is the Chief Executive Officer of World Moto, Inc., a Nevada corporation (the "Corporation").

2. The Corporation is authorized to issue 50,000,000 shares of preferred stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on March 24, 2008, as amended to date (the "Articles of Incorporation") provide for a class of its authorized stock known as the Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 5,000,000 shares of a series of the Preferred Stock which the Company has the authority to issue.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights, or property and does hereby fix and determine the rights, preferences, restrictions, and other matters relating to such series of Preferred Stock, to be known as the "Series A Convertible Preferred Stock," as set forth in the Certificate of Designation in the form attached hereto as Exhibit A (the "Certificate of Designation"); and it is further

RESOLVED, that the Company file the Certificate of Designation with the Secretary of State of the State of Nevada, pursuant to Section 78.1955 of the Nevada Revised Statutes, setting forth the rights, qualifications, preferences, limitations, and terms relating to the Series A Convertible Preferred Stock; and it is further

RESOLVED, that the officers of the Company, or any one or more of them, be and they hereby are, authorized and empowered, for and on behalf of the Company, to: (i) execute, deliver, and file the Certificate of Designation with the Secretary of State of the State of Nevada, and any and all applications, agreements, documents, instruments, and certificates related thereto; (ii) incur such costs and expenses; and (iii) do any and all acts and things that any one or more of the officers of the Company deems, in the exercise of their sole discretion, necessary, desirable, or appropriate in connection with these resolutions, with the execution and delivery of the Certificate of Designation and the

applications, agreements, documents, instruments, and certificates related thereto to constitute conclusive proof of the appropriateness of the Certificate of Designation and the applications, agreements, documents, instruments, and certificates related thereto.

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate this 13th day of October 2015.

By: ______________________________
Name: Paul Giles
Title: Chief Executive Officer

SAC 442656196v1

CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
WORLD MOTO, INC.

(Pursuant to NRS 78.1955)

(Continued)

The following is a statement of the powers, designations, preferences, limitations, restrictions and relative rights of a series of preferred stock of World Moto, Inc., a Nevada corporation (the "Corporation"), as authorized on October 13, 2015, by the board of directors of the Corporation (the "Board"), for the purposes of establishing a series of the Corporation's authorized preferred stock, $0.0001 par value per share ("Preferred Stock"), designated as Series A Convertible Preferred Stock, and fixing the relative rights and preferences thereof:

1. Designation and Number. A series of Preferred Stock, designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), is hereby established. The number of authorized shares of Series A Preferred Stock shall initially be Five Million (5,000,000) shares.

2. Rank. Series A Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank pari passu with the Corporation's common stock (on an as-converted basis) (the "Common Stock").

3. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board, in an amount which shall be paid pro rata on the Common Stock and the Series A Preferred Stock (on an as-converted basis), on an equal priority, pari passu basis, according to the number of shares of Common Stock held by the stockholders, where each holder of Series A Preferred Stock is to be treated for this purpose as holding (in lieu of such shares of Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock. The right to dividends on shares of Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

4. Liquidation Preference. In the event of any liquidation or dissolution of the Corporation, subject to the preferred rights of any other senior series of Preferred Stock, if any, the Series A Preferred Stock (on an as-converted basis) shall participate with the Common Stock with respect to any distributions of available funds and assets.

5. Voting Rights. Except as required by law, the shares of Series A Preferred Stock outstanding together shall (i) be entitled to a number of votes equal to 51% of the total number of votes entitled to be cast by holders of Common Stock and Preferred Stock voting together, (ii) be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, (iii) vote together with the Common Stock as a single class, including with respect to election of directors, and (iv) be entitled to receive the same prior notice of any stockholders' meeting as provided to the holders of Common Stock in accordance with the bylaws of the Corporation.

6. Conversion.

6.1 Optional Conversion. The holders of Series A Preferred Stock shall have the right to convert their shares of Series A Preferred Stock, at any time, into shares of Common Stock at the rate of one (1) share of Common Stock for one (1) share of Series A Preferred Stock (the "Conversion Ratio").

6.2. Automatic Conversion. The shares of Series A Preferred Stock shall be automatically converted into Common Stock, at the Conversion Ratio, upon the occurrence of a Change of Control. As used herein, "Change of Control" shall mean (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a merger effected primarily for the purpose of changing the domicile of the Corporation) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation; (ii) a sale, lease, or other disposition of all or substantially all of the assets of the Corporation, or (iii) the sale (whether through one sale or multiple sales during any period of time after the date of this Certificate of Designation) by holders of the Corporation's capital stock of an aggregate of more than fifty percent (50%) of the outstanding voting power of the Corporation.

6.3. Mechanics of Conversion. Before any holder of Series A Preferred Stock may elect to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the offices of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

6.4. Adjustment for Reclassification, Exchange, and Substitution. If at any time or from time to time after the date upon which the first share of Series A Preferred Stock was issued by the Corporation (the "Original Issue Date"), the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Change of Control, Common Stock Event (as defined below) or a stock dividend or distribution provided for elsewhere in this Section 6), then, in any such event, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

6.5. Adjustment Upon Common Stock Event. In the event that a Common Stock Event occurs at any time or from time to time after the Original Issue Date (excluding a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock), the Conversion Ratio in effect immediately prior to such event shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or

increased, as appropriate. The Conversion Ratio shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

6.6. Common Stock Event. As used herein, the term "Common Stock Event" shall mean: (1) the declaration or payment of any dividend or other distribution on the Common Stock, without consideration, payable to one or more stockholders in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock; (2) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock; or (3) a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

6.7 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

6.8 Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

7. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8. Redemption. The Series A Preferred Stock is not redeemable.

9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or four (4) business days after the mailing of such notice, if sent by registered mail, with postage pre-paid, addressed: (1) if to the Corporation, to the attention of its corporate secretary or to an agent of the Corporation designated as permitted by the Corporation's Articles of Incorporation, as amended; (2) if to any holder of Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent); or (3) to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske	20150454898-86
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/14/2015 6:06 AM
	Entity Number E0189102008-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

World Moto, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3

The authorized capital stock of the Corporation shall consist of 4,000,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: November 16, 2015 Time: 9:00 a.m. EST
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.